UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

Akero Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	81-5266573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 350
South San Francisco, CA		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 487-6488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AKRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2025, Akero Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”) pursuant to which the Company agreed to issue and sell (i) 5,333,420 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Underwriters at a public offering price of $48.00 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,958,247 shares of Common Stock (such shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), to the Underwriters at a public offering price of $47.9999 per Pre-Funded Warrant (the “Offering”). Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option (the “Option”) exercisable for 30 days to purchase up to an additional 1,093,750 shares of Common Stock at $48.00 per share, less underwriting discounts and commissions and offering expenses (the “Option Shares,” and together with the Common Shares and the Pre-Funded Warrant Shares, the “Shares”). On January 29, 2025, the Underwriters exercised the Option in full. The Offering is expected to close on or about January 30, 2025, subject to customary closing conditions. All the Shares and Pre-Funded Warrants in the Offering are being sold by the Company.

The net proceeds to the Company from the Offering are expected to be approximately $377.8 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and marketable securities and committed capital assuming the closing of the Offering, to continue to advance the clinical development of efruxifermin (“EFX”), including the Company’s ongoing Phase 3 SYNCHRONY Histology, Phase 3 SYNCHRONY Real-World and Phase 3 SYNCHRONY Outcome studies, manufacture drug product, and prepare for a potential commercial launch, with the remainder for working capital and other general corporate purposes. The Company may also use a portion of its net proceeds, together with its existing cash, cash equivalents and marketable securities and committed capital assuming the closing of the Offering, to develop, co-develop, acquire or invest in products, that are complementary to EFX to expand its pipeline. However, the Company currently does not have any agreements or commitments to complete any such transaction. The Company believes that the net proceeds from this offering, together with its cash, cash equivalents and marketable securities and committed capital assuming the closing of the Offering will be sufficient to fund its current operating plan into 2028.

Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share, or alternatively, at the election of each holder, shares of Common Stock may be issued through a cashless exercise, with the net number of shares of Common Stock determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. A holder (together with its “attribution parties,” as defined in the Pre-Funded Warrant) may not exercise any portion of the Pre-Funded Warrants if immediately after exercise, the holder (together with its attribution parties), would beneficially own in excess of 24.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Ownership Limit”). Purchasers of the Pre-Funded Warrants may also elect to set the initial Ownership Limit at 4.99%, 9.99%, 19.99% or 24.99%. Upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the Ownership Limit to any other percentage (not in excess of 24.99%).

In addition, if the exercise of a Pre-Funded Warrant would result in a holder of Pre-Funded Warrants (together with its attribution parties) acquiring beneficial ownership of Common Stock (together with all other equity owned by such holder at such time) equal to or in excess of the notification threshold applicable to such holder (the “HSR Threshold”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as of the date of delivery of the applicable exercise notice, and no exemption to filing a notice and report form under the HSR Act is applicable, then only such portion of the Pre-Funded Warrants held by such holder, which when exercised does not exceed the HSR Threshold, shall be exercisable and the applicable exercise notice shall be deemed to relate only to such portion of the Pre-Funded Warrants, and the remaining portion of the Pre-Funded Warrants in excess of the HSR Threshold shall not be exercisable until the expiration or early termination of the applicable waiting period under the HSR Act or receipt of applicable approval. For certain holders of Pre-Funded Warrants, upon expiration or early termination of the applicable waiting period under the HSR Act or receipt of applicable approval, such holder shall no longer be subject to either the HSR Threshold or the Ownership Limit. The Company does not intend to list the Pre-Funded Warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system. The foregoing summary of the Pre-Funded Warrant is qualified in its entirety by reference to the form of Pre-Funded Warrant, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-279338) (the “Registration Statement”), which was previously filed with the Securities and Exchange Commission and automatically became effective on May 10, 2024, and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated January 27, 2025, a free-writing prospectus dated January 27, 2025 and a final prospectus supplement dated January 28, 2025.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Goodwin Procter LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Common Stock in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Offering and anticipated closing, and expectations regarding our cash runway, use of capital, expenses and other future financial results. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, such as those related to the anticipated closing of the Offering, are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith, including, without limitation, uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of January 28, 2025, by and between the Company, J.P. Morgan, Morgan Stanley and Jefferies, as representatives of the several underwriters named therein

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2025	AKERO THERAPEUTICS, INC.

	By:	/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D. President and Chief Executive Officer